Exhibit 24.2
                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the Time Warner Savings Plan (to be renamed the AOL Time Warner Savings Plan) and the Time Warner Thrift Plan (to be renamed the AOL Time Warner Thrift Plan) (collectively, the "Plans") and each of the undersigned members of the Administrative Committee relating to the Plans, in connection with one or more Registration Statements on Form S-8 or any other appropriate form and any amendments thereto, which AOL Time Warner Inc. ("AOL Time Warner"), a Delaware corporation, will file or has filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, relating to the registration under said Act of shares of Common Stock, par value $.01 per share, of AOL Time Warner and interests in said Plans, to be purchased and/or issued pursuant to the Plans, hereby constitutes and appoints PETER R. HAJE, DEREK Q. JOHNSON, JOHN A. LABARCA and THOMAS W. MCENERNEY, and each of them its true and lawful attorneys-in-fact and agents, with full power to act without the others for the Plans and in the Plans' name, place and stead, in any and all capacities, to sign and to file such Registration Statement and all amendments and post-effective amendments thereto, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission in connection with any matter relating to said Registration Statement and to any and all such amendments and post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 2nd day of January, 2001.

TIME WARNER SAVINGS PLAN
(to be renamed the AOL
 Time Warner Savings Plan)

TIME WARNER THRIFT PLAN
(to be renamed the AOL                            MEMBERS OF THE COMMITTEE
 Time Warner Thrift Plan)                         ADMINISTERING THE PLANS



By: /s/ John A. LaBarca                           /s/ Peter R. Haje
    Name:  John A. LaBarca                        Peter R. Haje
    Member of the Committee
    Administering the Plan                        /s/ Derek Johnson
                                                  Derek Johnson

                                                  /s/ John A. LaBarca
                                                  John A. LaBarca